Exhibit 10.1

VENTURE LOAN AND SECURITY AGREEMENT

Dated as of April 1, 2021

by and among

HORIZON TECHNOLOGY FINANCE CORPORATION,

a Delaware corporation

312 Farmington Avenue

Farmington, CT 06032

as a Lender and Collateral Agent

And

F-STAR THERAPEUTICS, INC. a Delaware corporation 245 First St., Riverview II, 18th Floor Cambridge, MA 02142 as Borrower	F-STAR THERAPEUTICS LIMITED an English private company Eddeva B920 Babraham Research Campus, Cambridge, United Kingdom, CB22 3AT as a Guarantor

Loan A Commitment Amount: $2,500,000

Loan B Commitment Amount: $2,500,000

Loan C Commitment Amount: $2,500,000

Loan D Commitment Amount: $2,500,000

Loan A Commitment Termination Date: April 1, 2021

Loan B Commitment Termination Date: April 1, 2021

Loan C Commitment Termination Date: June 30, 2021

Loan D Commitment Termination Date: June 30, 2021

The Lender, Collateral Agent, Borrower and Guarantors hereby agree as follows:

AGREEMENT

1. Definitions and Construction.

1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means, with respect to any deposit or securities account maintained in the United States by any Loan Party, an agreement acceptable to Lender in its reasonable discretion which perfects via control Lender’s and Collateral Agent’s security interest in such deposit accounts and/or securities accounts, all as amended, restated, amended and restated and/or otherwise supplemented or modified from time to time.

“Affiliate” means, with respect to any Person, any other Person that owns or controls, directly or indirectly, ten percent (10%) or more of the stock of another entity of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this certain Venture Loan and Security Agreement by and among Loan Parties, Collateral Agent and Lender dated as of the date on the cover page hereto (as it may from time to time be amended, restated, amended and restated and/or otherwise supplemented or modified from time to time in a writing signed by Loan Parties, Collateral Agent and Lender).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC and any successor US or any similar regulation or sanction enacted, administered or enforced by the United Nations Security Council, any institution of the European Union or any other applicable authority or any similar laws or regulations in any jurisdiction in which any of the Loan Parties is located or doing business

“Borrower” means Borrower as set forth on the cover page of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in Connecticut or Massachusetts.

“Claim” has the meaning given such term in Section 10.3 of this Agreement.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of Connecticut, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Connecticut, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

“Collateral” means, collectively, the Collateral as defined and set forth in (i) this Agreement, (ii) the UK Security Documents and (iii) any other Loan Document.

“Collateral Agent” means Horizon, or any successor collateral agent appointed by Lender in accordance with the terms hereof.

“Commitment Amount” means the Loan A Commitment Amount, the Loan B Commitment Amount, the Loan C Commitment Amount or the Loan D Commitment Amount, as applicable.

“Commitment Fee” has the meaning given such term in Section 2.6(c) of this Agreement.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Default” means any Event of Default or any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

“Disclosure Schedule” means Exhibit A attached hereto, as the same may be updated from time to time at the election of the Borrower and delivered to the Lender.

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” has the meaning given to such term in Section 7.12 of this Agreement.

“Event of Default” has the meaning given to such term in Section 8 of this Agreement.

“Excluded Accounts” means (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Loan Party’s employees and identified to Collateral Agent by such Loan Party from time to time pursuant to an Officer’s Certificate, provided that the aggregate balance maintained therein shall not exceed an amount equal to the aggregate amount of such payments to be paid in the then-next payroll period, (ii) collateral accounts used exclusively to maintain escrowed funds or funds held in trust for a third Person, (iii) collateral accounts used exclusively to maintain cash collateral or similar deposits subject to a Permitted Lien, and, in each case, provided that such collateral account is identified as such to Collateral Agent from time to time pursuant to an Officer’s Certificate, and (iv) collateral accounts identified as an “Excluded Account” from time to time pursuant to an Officer’s Certificate, provided that the aggregate balance maintained therein shall not exceed $100,000 at any time.

“Excluded Taxes” means (a) income, franchise, branch profit or similar Taxes imposed on (or measured by) net income (however denominated) imposed by the United States, or by the jurisdiction under the laws of which a Lender or Collateral Agent is organized or in which its principal office is located or in which its applicable lending office is located or as result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document), (b) withholding Taxes, except withholding Taxes (but not back-up withholding Taxes) to the extent imposed on Collateral Agent or a Lender solely as a result of a change in applicable law occurring after the date that Collateral Agent or Lender became a party to this Loan Agreement, or in the case of a Lender, after such Lender changes its aapplicable lending office (c) any U.S. federal withholding Tax imposed by FATCA, (d) Taxes imposed by reason of the failure of an agent or any Lender to comply with its obligations under Section 2.10, Section 8.6 and/or Section 9.10, and (e) any tax, addition to tax, interest, penalty or similar charges imposed with respect to any of the foregoing and any expenses incurred with respect thereof.

“FATCA” means Sections 1471 through 1474 of the IRC as of the date of this Loan Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations (whether temporary or proposed) that are issued thereunder or official governmental interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with Sections 1471 through 1474 of the IRC.

“Funding Certificate” means a certificate executed by a duly authorized Responsible Officer of Borrower substantially in the form of Exhibit B or such other form as Lender may agree to accept.

“Funding Date” means any date on which a Loan is made to or on account of Borrower under this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time, consistently applied.

“Good Faith Deposit” has the meaning given such term in Section 2.6(a) of this Agreement.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Guarantor” means any Person providing a secured guaranty in favor of the Collateral Agent and Lenders.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Horizon” means Horizon Technology Finance Corporation.

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, and (f) all obligations or liabilities of others guaranteed by such Person (in each case, other than with respect to the guarantee of operating or real property lease obligations). Notwithstanding the foregoing, the Indebtedness of any Person shall include the Indebtedness of any other entity (including a partnership in which such Person is a general partner) solely to the extent such Person is liable therefore as a result of such Persons’ ownership interest in or other relationship with such entity.

“Indemnified Person” has the meaning given such term in Section 10.3 of this Agreement.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).

“IRC” means, the Internal Revenue Code of 1986, as amended.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any equity interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person; provided that, for the avoidance of doubt, collaboration agreements or similar agreements and obligations in connection therewith shall not be considered an “Investment”.

“Landlord Agreement” means an agreement substantially in the form provided by Lender to Borrower or such other form as Lender may agree to accept in its reasonable discretion, as amended, restated, amended and restated and/or otherwise supplemented or modified from time to time.

“Lender” means each Lender as set forth on the cover page of this Agreement.

“Lender’s Expenses” means all reasonable and documented costs or expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Lender’s reasonable and documented attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including reasonable and documented fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all reasonable and documented fees and costs incurred by Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against any Loan Party, any Subsidiary or their respective Property.

“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

“Loan” means each advance of credit by Lender to Borrower under this Agreement.

“Loan A” means the advance of credit by Lender to Borrower under this Agreement in the Loan A Commitment Amount.

“Loan A Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan A Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan A Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Amortization Date” means, with respect to each Loan, the Payment Date on which Borrower is required, pursuant to Section 2.2 (a) below, to commence making equal payments of principal plus accrued interest on the outstanding principal amount of such Loan.

“Loan B” means the advance of credit by Lender to Borrower under this Agreement in the Loan B Commitment Amount.

“Loan B Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan B Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan B Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan C” means the advance of credit by Lender to Borrower under this Agreement in the Loan C Commitment Amount.

“Loan C Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan C Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan C Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan D” means the advance of credit by Lender to Borrower under this Agreement in the Loan D Commitment Amount.

“Loan D Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan D Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan D Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Documents” means, collectively, this Agreement, the Notes, the Warrants, any Landlord Agreement, any Account Control Agreement, the UK Security Documents and all other documents, instruments and agreements entered into in connection with this Agreement, all as amended, restated, amended and restated and/or otherwise supplemented or modified from time to time.

“Loan Party” means, Borrower and each Guarantor, and “Loan Parties” means Borrower and each Guarantor collectively.

“Loan Rate” means, with respect to each Loan, subject to Section 2.2(c), the sum of (a) the per annum rate of interest from time to time published in The Wall Street Journal, or any successor publication thereto, as the “prime rate” then in effect, plus (b) 6.25%; provided that, in the event such rate of interest is less than 3.25%, such rate shall be deemed to be 3.25% for purposes of calculating the Loan Rate, provided, further, that if the “prime rate”, (a) is no longer reported in the Wall Street Journal, (b) is no longer widely used as a benchmark market rate for new facilities of this type, or (c) becomes permanently unavailable, Lender shall select a successor benchmark rate, which successor rate shall be applied in a manner consistent with market practice, or if there is no consistent market practice, such successor rate shall be applied in a manner reasonably determined by Lender. Notwithstanding the foregoing, in no event shall the Loan Rate be less than 9.50%. Borrower acknowledges that the “prime rate” is used for reference purposes only as an index and is not necessarily the lowest or the best interest rate charged to any borrower of Lender.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, results of operations or Properties of the Loan Parties in the aggregate, (b) the ability of any Loan Party to perform its Obligations (other than contingent indemnification obligations not then due and owing) under the Loan Documents or (c) the Collateral or Collateral Agent’s or Lender’s security interest in the Collateral.

“Maturity Date” means, with respect to each Loan, forty-eight (48) months from the first day of the month next following the month in which the Funding Date for such Loan occurs, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment.

“Note” means each promissory note executed in connection with a Loan in substantially the form of Exhibit C attached hereto.

“Obligations” means all debt, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by any Loan Party to Collateral Agent or Lender of any kind and description pursuant to or evidenced by the Loan Documents (other than the Warrants), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Lender’s Expenses.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed by a Responsible Officer substantially in the form of Exhibit E or such other form as Lender may agree to accept.

“Payment Date” has the meaning given such term in Section 2.2(a) of this Agreement.

“Permitted Indebtedness” means and includes:

(a) Indebtedness of each Loan Party to Lender under the Loan Documents;

(b) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(c) Indebtedness existing on the date hereof and set forth on the Disclosure Schedule;

(d) intercompany Indebtedness owed by (i) a Loan Party to any other Loan Party or Subsidiary, (ii) a Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party and (iii) a Subsidiary that is not a Loan Party to a Loan Party, provided that, the aggregate amount of such Indebtedness pursuant to this clause (iii) shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, outstanding at any time;

(e) intercompany Indebtedness owed to a Loan Party by a Subsidiary that is either (i) being dissolved pursuant to Section 6.10, or (ii) does not otherwise constitute a Loan Party under this Agreement, provided that, such Indebtedness shall only be for working capital purposes of any such Subsidiary;

(f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness; provided that the principal amount thereof is not increased (other than in connection with the capitalization of interest, fees or expenses) or the terms thereof are not modified to impose materially more burdensome terms upon any Loan Party or Loan Parties in the aggregate;

(g) Indebtedness of Borrower secured by Liens permitted under clause (l) of the definition of Permitted Liens, up to an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) at any one time;

(h) Workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, bid, appeal, surety or similar bonds, in each case incurred in the ordinary course of business;

(i) Indebtedness under hedging or swap obligations or agreements or currency or interest rate obligations or agreements so long as the purposes of any such agreement is a bona fide hedging activity and not for speculative purposes;

(j) Indebtedness in respect of netting services, overdraft protections and other like services;

(k) Indebtedness in connection with the financing of insurance premiums, in the ordinary course of business, in respect of premiums payable on insurance policies;

(l) Indebtedness in connection with clause (h) of the definition of Permitted Investments; and

(m) Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed Twenty-Five Thousand Dollars ($25,000).

“Permitted Investments” means and includes any of the following Investments as to which Collateral Agent and Lender may have a perfected security interest:

(a) Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

(b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

(c) Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

(d) Investments pursuant to or arising under currency agreements or interest rate agreements or swap or hedging agreements entered into in the ordinary course of business;

(e) Investments by any Loan Party and its Subsidiaries in their Subsidiaries outstanding on the date hereof;

(f) Investments by (i) a Loan Party in any other Loan Party or Subsidiary; provided that, the aggregate amount of any such Investments in any Subsidiary that is not a Loan Party pursuant to this clause (i) shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate during any fiscal year of the Borrower, (ii) a Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (iii) a Subsidiary that is not a Loan Party in a Loan Party;

(g) Investments by a Loan Party in a Subsidiary that is either (i) being dissolved pursuant to Section 6.10, or (ii) does not otherwise constitute a Loan Party under this Agreement, provided that, such Investments shall only be for working capital purposes of any such Subsidiary;

(h) Investments existing on the date hereof and set forth on the Disclosure Schedule; and

(i) other Investments aggregating not in excess of One Hundred Thousand Dollars ($100,000) at any time.

“Permitted Liens” means and includes:

(a) the Liens created by this Agreement;

(b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to any Loan Party or Loan Parties in the aggregate, and that such Loan Party or Subsidiary, as applicable, has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of such Loan Party or such Subsidiary, as applicable);

(c) Liens identified on the Disclosure Schedule;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to any Loan Party or Loan Parties in the aggregate, and that such Loan Party or Subsidiary, as applicable, has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of such Loan Party or Subsidiary, as applicable);

(e) non-exclusive licenses of Intellectual Property or negative pledge agreements entered into in the ordinary course of business or in connection with collaboration or similar agreements;

(f) leases or subleases of real property granted in the ordinary course of business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property granted in the ordinary course of business or in connection with collaboration or similar agreements;

(g) liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(h) deposits or pledges of cash to secure bids, tenders, contracts, leases, surety and appeal bonds and other obligations of a like nature;

(i) Liens arising from attachments or judgment, orders, or decrees in circumstances not constituting an Event of Default;

(j) Liens arising from precautionary financing statement filings regarding leases;

(k) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described herein, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase (other than in connection with the capitalization of interest, fees or expenses);

(l) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such

Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower’s officers, directors or shareholders holding five percent (5%) or more of Borrower’s Equity Securities. “Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Responsible Officer” has the meaning given such term in Section 6.3 of this Agreement.

“Restricted License” means any license or other agreement with respect to which any Loan Party is the licensee and such license or agreement is material to any Loan Party’s business and (a) that prohibits or otherwise restricts any Loan Party from granting a security interest in such Loan Party’s interest in such license or agreement or any other property or (b) for which a default under or termination of could interfere with Collateral Agent’s or Lender’s right to sell any Collateral.

“Rights to Payment” has the meaning given such term in Section 4.1 of this Agreement.

“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“Solvent” has the meaning given such term in Section 5.12 of this Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by any Loan Party directly or indirectly through Subsidiaries.

“Transfer” has the meaning given such term in Section 7.4 of this Agreement.

“UK Guarantor” means F-Star Therapeutics Limited, an English private company.

“UK Security Documents” means the English law debenture to be entered into on or around the date of this Agreement between each UK Guarantor (as chargor) and the Collateral Agent (in such capacity) and any other such document designated as a UK Security Document by a UK Guarantor and the Collateral Agent.

“Warrant” means the separate warrant or warrants dated on or about the date hereof in favor of each Lender or its designees to purchase securities of Borrower, as amended, restated, amended and restated and/or otherwise supplemented or modified from time to time.

1.2 Construction. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, amended and restated and/or otherwise supplemented or modified from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents). The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code. Notwithstanding anything to the contrary contained herein, GAAP and the determination of Indebtedness will be deemed to treat operating leases and capital lease obligations in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of Accounting Standards Update No. 2016-02. The terms and information set forth on the cover page of this Agreement are incorporated into this Agreement.

2. Loans; Repayment.

2.1 Commitments.

(a) The Commitment Amounts. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, prior to the Loan A Commitment Termination Date, Loan A, prior to the Loan B Commitment Termination Date, Loan B, prior to the Loan C Commitment Termination Date, Loan C and prior to the Loan D Commitment Termination Date, Loan D.

(b) The Loans and the Notes. The obligation of Borrower to repay the unpaid principal amount of and interest on each Loan shall be evidenced by a Note issued to the Lender.

(c) Use of Proceeds. The proceeds of each Loan shall be used solely for working capital or general corporate purposes of Borrower and its Subsidiaries.

(d) Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, Lender’s obligation to lend the undisbursed portion of the Commitment Amount to Borrower hereunder shall terminate on the earlier of (i) at Lender’s sole election, the occurrence of any Default or Event of Default hereunder, and (ii) with respect to Loan A, the Loan A Commitment Termination Date, with respect to Loan B, the Loan B Commitment Termination Date, with respect to Loan C, the Loan C Commitment Termination Date and with respect to Loan D, the Loan D Commitment Termination Date. Notwithstanding the foregoing, Lender’s obligation to lend the undisbursed portion of the Commitment Amount to Borrower shall terminate if, in Lender’s reasonable discretion (i) there has been a material adverse change in the management, results of operations, or financial condition of the Loan Parties in the aggregate, whether or not arising from transactions in the ordinary course of business, or (ii) there has been any material adverse deviation by Borrower from the business plan of Borrower presented to Lender on or before the date of this Agreement.

2.2 Payments.

(a) Scheduled Payments. Borrower shall make (i) a payment of accrued interest only to Lender on the outstanding principal amount of each Loan on the first twenty-four (24) Payment Dates specified in the Note applicable to such Loan and (ii) an equal payment of principal plus accrued interest to Lender on the outstanding principal amount of each Loan on the next twenty-four (24) Payment Dates as set forth in the Note applicable to such Loan (collectively, the “Scheduled Payments”). Borrower shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date applicable to such Loan.

(b) Interim Payment. Unless the Funding Date for a Loan is the first day of a calendar month, Borrower shall pay the per diem interest (accruing at the Loan Rate from the Funding Date through the last day of that month) payable with respect to such Loan on the first Business Day of the next calendar month.

(c) Payment of Interest. Borrower shall pay interest on each Loan at a per annum rate of interest equal to the Loan Rate. The Loan Rate shall initially be calculated using the “prime rate” reported in the Wall Street Journal on the date which is five (5) Business Days prior to the proposed date of disbursement of the Loan, but shall thereafter be calculated for each calendar month using the “prime rate” reported in the Wall Street Journal (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1 above) on the first calendar day of such month, provided, however, that if the first calendar day of any month is not a Business Day, the Loan Rate shall be calculated using the “prime rate” reported in the Wall Street Journal (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1 above) on the Business Day immediately preceding the first calendar day of such month. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

(d) Application of Payments. All payments received by Lender prior to an Event of Default shall be applied as follows: (i) first, to Lender’s Expenses then due and owing; and (ii) second, ratably, to all Scheduled Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amounts then due). After an Event of Default, all payments and application of proceeds shall be made as set forth in Section 9.7.

(e) Late Payment Fee. Borrower shall pay to Lender a late payment fee equal to six percent (6%) of any Scheduled Payment not paid when due to such Lender.

(f) Default Rate. Borrower shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by Borrower to Collateral Agent or Lender under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts which remain unpaid after such amounts are due. If an Event of Default has occurred and the Obligations (other than contingent indemnification obligations not then due and owing) have been accelerated (whether automatically or by Lender’s election), Borrower shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.

(g) Final Payment.

(i) Loan A Final Payment. Borrower shall pay to Lender a payment in the amount of One Hundred Thousand Dollars ($100,000) (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default and demand by Lender of payment in full of Loan A or (C) the Maturity Date applicable to such Loan, as applicable.

(ii) Loan B Final Payment. Borrower shall pay to Lender a payment in the amount of One Hundred Thousand Dollars ($100,000) (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an Event of Default and demand by Lender of payment in full of Loan B or (C) the Maturity Date applicable to such Loan, as applicable.

(iii) Loan C Final Payment. Borrower shall pay to Lender a payment in the amount of One Hundred Thousand Dollars ($100,000) (the “Loan C Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan C, (B) an Event of Default and demand by Lender of payment in full of Loan C or (C) the Maturity Date applicable to such Loan, as applicable.

(iv) Loan D Final Payment. Borrower shall pay to Lender a payment in the amount of One Hundred Thousand Dollars ($100,000) (the “Loan D Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan D, (B) an Event of Default and demand by Lender of payment in full of Loan D or (C) the Maturity Date applicable to such Loan, as applicable.

2.3 Prepayments.

(a) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default pursuant to Section 9.1(a) hereof, then Borrower, in addition to any other amounts which may be due and owing hereunder, shall immediately pay to Lender the amount set forth in Section 2.3(b) below, as if Borrower had opted to prepay on the date of such acceleration.

(b) Optional Prepayment. Upon five (5) Business Days’ prior written notice to Lender (it being understood and agreed that any such notice may be made contingent on the consummation of a transaction or otherwise revocable in connection therewith), Borrower may, at its option, at any time, prepay all (and not less than all) of the outstanding Loans by simultaneously paying to Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of the Loans; plus (ii) an amount equal to (A) if such Loan is prepaid on or before the Loan Amortization Date applicable to such Loan, three percent (3%) of the then outstanding principal balance of such Loan, (B) if such Loan is prepaid after the Loan Amortization Date applicable to such Loan, but on or before the date that is twelve (12) months after such Loan Amortization Date, two percent (2%) of the then outstanding principal balance of such Loan, or (C) if such Loan is prepaid more than twelve (12) months after the Loan Amortization Date applicable to such Loan, one percent (1%) of the then outstanding principal balance of such Loan; plus (iii) the outstanding principal balance of such Loan; plus (iv) all other sums, if any, that shall have become due and payable hereunder.

2.4 Other Payment Terms.

(a) Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds, not later than 12:00 p.m. Connecticut time, on the date on which such payment is due. Borrower shall make such payments to Lender via wire transfer or ACH as instructed by Lender from time to time.

(b) Date. Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Taxes.

(i) Unless otherwise required under applicable law, any and all payments made hereunder or under the Notes shall be made free and clear of and without deduction for any taxes; provided that if Borrower shall be required to deduct any taxes from such payments, then (A) in the case of taxes other than Excluded Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4(c)) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower (or the applicable withholding agent) shall make such deductions and (C) Borrower (or the applicable withholding agent) shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(ii) Borrower shall indemnify Lender, within 10 days after written demand therefor (which written demand shall set forth in reasonable detail the amount and nature of such taxes), for the full amount of any taxes imposed or asserted directly on Lender by any Governmental Authority on or attributable to amounts payable under this Agreement solely as a result of Lender entering into this Agreement to the extent such taxes are paid by Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that such indemnified taxes shall not include (A) Excluded Taxes, or (B) written demand that is submitted to Borrower more than one hundred and eighty (180) days after the payment giving rise to such taxes were made. A certificate setting forth in reasonable details the amount of such payment or liability and the nature thereof delivered to Borrower by Lender shall be conclusive absent manifest error.

(iii) As soon as practicable after any payment of taxes by Borrower (or an applicable agent) hereunder to a Governmental Authority, Borrower (or agent as applicable) shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(iv) If Lender is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, Lender shall deliver to Borrower, as reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(v) Without limitation on the generality of the provision in Section 2.4(c)(iv), Borrower shall not be obligated to pay any additional amounts on account of a specific Lender or agent if such Person fails to deliver to Borrower: (i) in the case of a Lender (or, if such Lender or agent is a disregarded entity for United States federal income tax purposes, the Person treated, for United States federal income tax purposes, as the owner of the assets of such Person) that is not organized under the laws of the United States or a state thereof, a duly executed copy of United States Internal Revenue Service Form W8 BEN (or W8 BEN-E, as applicable), W-8 ECI or W-8 IMY and/or any successor form or certificate or any required renewal thereof, as the case may be, certifying in each case that such Person is entitled to receive payments hereunder or under the other Loan Documents without deduction or withholding of any United States federal income taxes (to the extent there is a legal basis to do so), (ii) in the case of an agent (or, if such agent is a disregarded entity for United States federal income tax purposes, the Person treated, for United States federal income tax purposes, as the owner of the assets of such Agent) United States Internal Revenue Service Form W-9 or any successor form or any required renewal thereof establishing a full exemption from United States backup withholding tax, (iii) a duly executed copy of United States Internal Revenue Service Form W-8 BEN (or W-8BEN-E, as applicable) or W-9 or any successor form or any required renewal thereof establishing a full exemption from United States backup withholding tax to the extent there is a legal basis for a full exemption, (iv)

in the case of a Lender (or in the case of Lender is treated as a partnership or otherwise as fiscally transparent, a beneficial owner in such Lender) that is not a “United States Person” as defined in Section 7701(a)(30) of the IRC (a “Foreign Lender”) claiming the benefits of the exemption for portfolio interest, (x) a certificate in a form reasonably acceptable to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (y) executed copies of United States Internal Revenue Service Form W-8 BEN (or W-8BEN-E, as applicable), and/or (iv) a copy of any other required form or documentation establishing that a full exemption exists from United States backup withholding tax to the extent there is a legal basis for a full exemption. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(vi) If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by applicable Legal Requirements and at such time or times reasonably requested by Borrower or agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or agent as may be necessary for Borrower and agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.4(c), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(vii) If Lender receives a refund in respect of taxes paid by Borrower pursuant to this Section 2.4(c), which in the sole discretion of Lender exercised in good faith is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by Borrower in connection with such refunded taxes, to Borrower, net of all out-of-pocket expenses (including any taxes to which Lender has become subject as a result of its receipt of such refund) of Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of the Lender, shall repay to Lender amounts paid over pursuant to the preceding clause (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (v), in no event will Lender be required to pay any amount to Borrower pursuant to this paragraph (v) the payment of which would place Lender in a less favorable net after-tax position than Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

2.5 Procedure for Making the Loans.

(a) Notice. Other than with respect to the incurrence of Loan A and Loan B, Borrower shall notify Lender of the date on which Borrower desires Lender to make any Loan at least five (5) Business Days in advance of the desired Funding Date, unless the Lender elects at its sole discretion to allow the Funding Date for a Loan to be made by Lender to be within five (5) Business Days of Borrower’s notice. Borrower’s execution and delivery to Lender of one or more Notes in respect of a Loan shall be Borrower’s agreement to the terms and calculations thereunder with respect to such Loan. Lender’s obligation to make any Loan shall be expressly subject to the satisfaction of the conditions set forth in Section 3.

(b) Loan Rate Calculation. Prior to each Funding Date for any Loan, Lender shall establish the Loan Rate with respect to such Loan, which shall be conclusive in the absence of a manifest error.

(c) Disbursement. Lender shall disburse the proceeds of each Loan by wire transfer to Borrower at the account specified in the Funding Certificate for such Loan.

2.6 Good Faith Deposit; Legal and Closing Expenses; and Commitment Fee.

(a) Good Faith Deposit. Borrower have delivered to Lender a good faith deposit in the amount of Thirty-Five Thousand Dollars ($35,000) (the “Good Faith Deposit”). The Good Faith Deposit paid to Lender will be credited to the Commitment Fee payable to the Lender. If the Funding Date does not occur, Lender shall retain the Good Faith Deposit as compensation for its time, expenses and opportunity cost.

(b) Legal, Due Diligence and Documentation Expenses. Concurrently with its execution and delivery of this Agreement and without duplication of any obligation to pay Lender’s Expenses pursuant to any Loan Documents, Borrower shall pay to Lender all of Lender’s reasonable and documented legal, due diligence and documentation expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents, provided, however, that Borrower shall not be required to reimburse Lender for Lender’s legal expenses for counsel within the United States in excess of Thirty-Five Thousand Dollars ($35,000) without the consent of Borrower.

(c) Commitment Fee. Borrower shall pay, concurrently with their execution and delivery of this Agreement, a commitment fee to Lender in the amount of One Hundred Thousand Dollars ($100,000) (the “Commitment Fee”). The Commitment Fee shall be retained by the Lender and be deemed fully earned upon receipt.

3. Conditions of Loans.

3.1 Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, Lender shall have received, in form and substance reasonably satisfactory to Lender, all of the following (unless Lender has agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of any Loan and shall be deemed added to Section 3.2):

(a) Loan Agreement. This Agreement duly executed by each Loan Party, Collateral Agent and Lender.

(b) Warrants. The Warrant duly executed by Borrower.

(c) Secretary’s Certificate. A certificate of the secretary or assistant secretary (or other appropriate representative) of each Loan Party, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of such Loan Party certified by such Loan Party as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

(d) Good Standing Certificates. With respect to Borrower, a good standing certificate from Borrower’s state of organization and the state in which Borrower’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.

(e) Certificate of Insurance. Within thirty (30) days of the applicable Funding Date of Loan A and Loan B, evidence of the insurance coverage required by Section 6.8 of this Agreement.

(f) Consents. All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant and the other Loan Documents.

(g) Legal Opinion. A legal opinion of each Loan Party’s counsel, dated as of the date hereof, covering the matters set forth in Exhibit D hereto.

(h) Account Control Agreements. Within thirty (30) days of the applicable Funding Date of Loan A and Loan B, Account Control Agreements for all of each Loan Party’s US deposit accounts and securities accounts duly executed by all of the parties thereto.

(i) Fees and Expenses. Payment of all fees and expenses then due hereunder or under any other Loan Document.

(j) Other Documents. Such other documents and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to Making Loan A and Loan B. The obligation of Lender to make each of Loan A and Loan B is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a) No Default. No Default or Event of Default shall have occurred and be continuing.

(b) Intentionally Omitted.

(c) Note. Borrower shall have duly executed and delivered one or more Notes in the amount of each of Loan A and Loan B to Lender.

(d) UCC Financing Statements. Lender shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and Lender pursuant to Section 4. Each Loan Party authorizes Collateral Agent and Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral.

(e) UK Security Documents. Lender shall have received the UK Security Documents, executed by each party thereto.

(f) Funding Certificate. Borrower shall have duly executed and delivered to Lender a Funding Certificate for such Loans.

(g) Representations and Warranties. The representations and warranties made by each Loan Party in Section 5 and in the other Loan Documents shall be true and correct in all material respects as of such Funding Date, except that any representation or warranty already containing a materiality qualifier shall be true and correct in all respects.

3.3 Conditions Precedent to Making Loan C and Loan D. The obligation of Lender to make each of Loan C and Loan D is further subject to satisfaction of the following conditions as of the applicable Funding Date:

(a) No Default. No Default or Event of Default shall have occurred and be continuing.

(b) Note. Borrower shall have duly executed and delivered one or more Notes in the amount of each of Loan C and Loan D to Lender.

(c) Funding Certificate. Borrower shall have duly executed and delivered to Lender a Funding Certificate for such Loans.

(d) Representations and Warranties. The representations and warranties made by each Loan Party in Section 5 and in the other Loan Documents shall be true and correct in all material respects as of such Funding Date, except that any representation or warranty already containing a materiality qualifier shall be true and correct in all respects.

(e) Other Documents. Each Loan Party shall have provided Lender with such other documents and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

3.4 Covenant to Deliver. Each Loan Party agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to each Loan, if such Loan is advanced. Each Loan Party expressly agrees that the extension of any Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of any Loan Party’s obligation to deliver such item, and any such extension in the absence of a required item shall be in each Lender’s sole discretion.

4. Creation of Security Interest.

4.1 Grant of Security Interests. Borrower grants to Collateral Agent and Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations (other than contingent indemnification obligations not then due and owing) and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of Borrower in the following:

(a) All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s books relating to any of the foregoing;

(c) All contract rights and general intangibles (except to the extent included within the definition of Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by any Borrower (subject, in each case, to the contractual rights of third parties to require funds received by such Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing;

(e) All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing; and

(f) To the extent not covered by clauses (a) through (e), all other personal property of Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property to the extent such proceeds no longer constitute Intellectual Property; but

(g) Notwithstanding the foregoing, the Collateral shall not include (i) any Intellectual Property; provided, however, that the Collateral shall include all accounts receivables, accounts, and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”); (ii) any (A) lease, license, permit, state or local franchises, charters, authorizations, property rights, contract or agreement to which any Loan Party is a party, (B) any documentation relating to a governmental approval related to a collaboration agreement, or (C) any other asset developed pursuant to or otherwise arising out of a collaboration agreement, in each case, if and only if, and solely to the extent that, the grant of a security interest therein shall constitute or result in a breach, termination or default or abandonment, voiding, unenforceability or invalidity of any right or interest thereunder or thereof (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code of any relevant jurisdiction or any other applicable law or principles of equity); (iii) any lease, license, contract or agreement that is an “off the shelf” license of Intellectual Property that is not material to the operation of the business of Loan Parties or which can be replaced without a material expenditure; (iv) any asset that is subject to a Lien securing a purchase money obligation or capital lease obligation permitted to be incurred pursuant to this Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capital lease obligation) prohibits the creation of any other Lien on such asset; (v) any equity interest in a joint venture or similar investment, to the extent a pledge or collateral assignments thereof is validly restricted by the terms of (or would result in the termination of) such joint venture agreement or other Investment, provided that such restriction or termination clause shall not have been adopted in contemplation of this provision, but only to the extent and while such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other requirement of law; (vi) motor vehicles and other assets subject to certificates of title to the extent the aggregate value thereof does not exceed One Million Dollars ($1,000,000); (vii) Excluded Accounts. Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment.

4.2 After-Acquired Property. If Borrower shall at any time acquire a commercial tort claim with value reasonably expected to be in excess of $100,000.00, as defined in the Code, Borrower shall immediately notify Collateral Agent and Lender in writing signed by Borrower of the brief details thereof and at the request of the Collateral Agent, grant to Collateral Agent and Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent and Lender.

4.3 Duration of Security Interest. Collateral Agent’s and Lender’s security interest in the Collateral shall continue until the indefeasible payment in full and the satisfaction of all Obligations (in each case other than with respect to contingent indemnification obligations not them due and owing), and termination of Lender’s commitment to fund the Loans, whereupon such security interest shall terminate. Collateral Agent and Lender shall, Borrower’s sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 4.3 and any partial releases in connection with any transaction otherwise permitted hereunder or consented to by the Lender, including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code.

4.4 Location and Possession of Collateral. The Collateral (other than (i) any lap tops computers, phones and other equipment in the possession of employees, officers or directors in the ordinary course of business and (ii) Collateral and other equipment in transit between locations, or otherwise subject to repair) is and shall remain in the possession of Borrower at the location listed on the cover page hereof or as set forth in the Disclosure Schedule. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Collateral Agent or Lender for perfection of the security interests therein created hereunder) and so long as no Event of Default has occurred that has not been waived by Lender, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

4.5 Delivery of Additional Documentation Required. Each Loan Party shall from time to time execute and deliver to Collateral Agent and Lender, at the request of Collateral Agent or Lender, all financing statements and other documents Collateral Agent or Lender may reasonably request, in form satisfactory to Collateral Agent and Lender, to perfect and continue Collateral Agent’s and Lender’s perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

4.6 Right to Inspect. Collateral Agent and Lender (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during each Loan Party’s usual business hours, to inspect the books and records of each Loan Party and its Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify each Loan Party’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. Any inspection, test or appraisal conducted hereunder shall be conducted at the sole cost and expense of Loan Party and shall be limited to one such inspection, test or appraisal per fiscal year of the Borrower unless an Event of Default has occurred that has not been waived by Lender.

4.7 Intellectual Property.

(a) At Lender’s reasonable request, each Loan Party shall register or cause to be registered with the United States Copyright Office, the United Kingdom Intellectual Property Office or any other relevant registrar (i) any proprietary software (material to the business of any Loan Party) developed or acquired by any Loan Party in connection with any product developed or acquired for sale or licensing, (ii) any proprietary software (material to the business of any Loan Party) developed or acquired by any Loan Party hereafter from time to time in connection with any product developed or acquired for sale or licensing, and (iii) any major revisions or upgrades to any proprietary software (material to the business of any Loan Party) that has previously been registered by or on behalf of any Loan Party with the United States Copyright Office, the United Kingdom Intellectual Property Office, as the case may be, provided that to the extent the UK Security Documents include specific requirements with respect to the registration of the security interest in intellectual property with local IP registrars, such terms shall control with respect to intellectual property registered outside of the United States.

(b) Borrower shall notify Lender within 30 days of the end of each fiscal quarter, of the federal registration or filing by any Loan Party of any material patent or material patent application, or material trademark or material trademark application, or material copyright or material copyright application.

4.8 Protection of Intellectual Property. Each Loan Party shall, except to the extent otherwise permitted hereunder:

(a) protect, defend and maintain the validity and enforceability of its Intellectual Property material to the business of any such Loan Party and promptly advise Collateral Agent in writing of material infringements thereof;

(b) not allow any Intellectual Property material to any Loan Party’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent; and

(c) provide written notice to Collateral Agent within ten (10) days of entering or becoming bound by any Restricted License with respect to any Intellectual Property material to the business of any such Loan Party (other than over-the-counter software that is commercially available to the public, or other than in connection with any collaboration agreements or similar agreements).

5. Representations and Warranties. Except as set forth in the Disclosure Schedule, each Loan Party represents and warrants as follows:

5.1 Organization and Qualification. Each Loan Party and its Subsidiaries is an entity duly organized and validly existing under the laws of its jurisdiction of formation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed or in which the Collateral is located, except for such states as to which any failure to so qualify would not have a Material Adverse Effect.

5.2 Authority. Each Loan Party has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Each Loan Party and its Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. Each Loan Party and its Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business, except for any failure to obtain which would not have a Material Adverse Effect.

5.3 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which any Loan Party is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the charter, the by-laws, or any other organizational documents of any Loan Party or any material law or any regulation, order, writ, injunction or decree of any court or Governmental Authority by which any Loan Party or any Subsidiary or any of their respective property or assets may be bound or affected or any material agreement or instrument to which any Loan Party is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

5.4 Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurrence of the Loans, the execution and delivery of the other Loan Documents to which any Loan Party is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of each Loan Party. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (a) the valid execution and delivery of any Loan Document to which any Loan Party is a party, (b) the performance of each Loan Party’s obligations under any Loan Document or (c) the granting of the security interest in the Collateral, except for those already obtained or filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrants. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Loan Party, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

5.5 No Prior Encumbrances. Each Loan Party has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Each Loan Party has good title and ownership of, or is licensed under, all of such Loan Party’s current material Intellectual Property. Each Loan Party is the sole owner of the material Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, resellers and/or distributors in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, (c) Intellectual Property licensed to such Loan Party or (d) Intellectual Property otherwise subject to collaboration agreements or similar agreements. Each patent which it owns or purports to own and which is material to any Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which any Loan Party owns or purports to own and which is material to any Loan Party’s business has been judged invalid or unenforceable, in whole or in part. No Loan Party has received any communications alleging that any Loan Party has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. No Loan Party has knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property, in each case, which could reasonably be expected to have a Material Adverse Effect. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Loan Parties, and each Loan Party owns all Intellectual Property associated with the business of such Loan Party and its Subsidiaries, free and clear of any liens other than Permitted Liens.

5.6 Security Interest. The provisions of the Loan Documents create legal and valid security interests in the Collateral in favor of Collateral Agent and Lender, and, subject to the registration of particulars of the UK Security Documents at Companies House under the Companies Act 2006 and payment of associated fees, assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the delivery of certain Collateral (along with endorsements, as applicable) and the entering into of control or similar agreements, the security interests in the Collateral granted to Collateral Agent and Lender pursuant to the Loan Documents (a) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lender’s Liens under the Loan Documents) and (b) are and will continue to be superior and prior to the rights of all other creditors of each Loan Party (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lender’s Liens under the Loan Documents). To the extent (i) any Collateral is located outside the United States or arises under the laws of a jurisdiction other than the United States or any state or territory thereof, (ii) the terms of the security interest in, or pledge or other encumbrance of such Collateral are provided for in another Loan Document governed by the laws of the jurisdiction in which such Collateral is located or under which such Collateral arises, and (iii) the terms of this Agreement with respect to the security interest granted therein or the applicable Loan Party’s or secured guarantor’s obligations with respect to such Collateral are inconsistent with the provisions of such other Loan Document, then the terms of such other Loan Documents shall control with respect to the grant of security in favor of Collateral Agent or Lender or requirements to maintain perfection of such security interest.

5.7 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. During the past five (5) years, no Loan Party has done business under any name other than that specified on the signature page hereof. Each Loan Party’s jurisdiction of formation, chief executive office, principal place of business, and the place where such Loan Party maintains its material records concerning the Collateral are presently located in the state and at the address set forth on the cover page of this Agreement. The Collateral is presently located at the address set forth on the cover page hereof or as set forth in the Disclosure Schedule.

5.8 Litigation. There are no actions or proceedings pending by or against any Loan Party or any Subsidiary before any court, arbitral tribunal, regulatory organization, administrative agency or similar body in which an adverse decision could reasonably be expected to have a Material Adverse Effect. No Loan Party has knowledge of any such pending or threatened actions or proceedings.

5.9 Financial Statements. All financial statements relating to any Loan Party, any Subsidiary or any Affiliate that have been or may hereafter be delivered by any Loan Party to Collateral Agent or Lender present fairly in all material respects each Loan Party’s Consolidated financial condition as of the date thereof and each Loan Party’s Consolidated results of operations for the period then ended.

5.10 No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 31, 2019.

5.11 Full Disclosure. No representation, warranty or other statement made by any Loan Party in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Collateral Agent or Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not materially misleading.

5.12 Solvency, Etc. The Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent (as defined below) and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, the Loan Parties and the Subsidiaries, on a consolidated basis, will be Solvent. “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

5.13 Subsidiaries. No Loan Party has any Subsidiaries.

5.14 Capitalization. All issued and outstanding Equity Securities of each Loan Party are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except for such compliance with such laws that would not reasonably be expected to result in a Material Adverse Effect.

5.15 Catastrophic Events; Labor Disputes. No Loan Party, any Subsidiary or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party or any Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of any Loan Party, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

5.16 Certain Agreements of Officers, Employees and Consultants.

(a) No Violation. To the knowledge of each Loan Party, no officer, employee or consultant of any Loan Party is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by such Loan Party because of the nature of the business conducted or to be conducted by any Loan Party or relating to the use of trade secrets or proprietary information of others, that could reasonably be expected to have a Material Adverse Effect, and to each Loan Party’s knowledge, the continued employment of each Loan Party’s officers, employees and consultants does not subject any Loan Party to any liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant that could reasonably be expected to have a Material Adverse Effect.

(b) No Present Intention to Terminate. To the knowledge of each Loan Party, no officer of any Loan Party, and no employee or consultant of any Loan Party whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with such Loan Party.

5.17 No Plan Assets. No Loan Party nor any Subsidiary is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Loan Party or any Subsidiary constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Loan Party nor any Subsidiary is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Loan Party or any Subsidiary are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the IRC currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

5.18 Sanctions, Etc. No Loan Party, its Subsidiaries or, any director, officer, employee, agent or Affiliate of any Loan Party or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are, (a) the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. To the best of each Loan Party’s knowledge, as of the date hereof and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of any Loan Party, any Subsidiary or of their Affiliates have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law.

5.19 Regulatory Compliance. No Loan Party is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. No Loan Party nor any Subsidiary is an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

5.20 Payment of Taxes. All federal and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of each Loan Party and its Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been obtained and such extensions have not expired) and all taxes shown on such tax returns or otherwise due and payable and all assessments, fees and other governmental charges upon each Loan Party, its Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by any Loan Party in good faith by appropriate proceedings and for which adequate reserves have been made under GAAP. To the knowledge of each Loan Party, no tax return of any Loan Party or any Subsidiary is currently under an audit or examination, and no Loan Party has received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. No Loan Party is an “S corporation” within the meaning of Section 1361(a)(1) of the IRC of 1986.

5.21 Anti-Terrorism Laws. No Loan Party will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor or otherwise). Lender hereby notifies each Loan Party that pursuant to the requirements of Anti-Terrorism Laws, and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies each Loan Party and its principals, which information includes the name and address of such Loan Party and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws.

6. Affirmative Covenants. Each Loan Party, until the full and complete payment of the Obligations (other than contingent indemnification obligations not then due and owing), covenants and agrees that:

6.1 Good Standing. Subject to Section 6.10, each Loan Party shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2 Government Compliance. Each Loan Party shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (a) as soon as available, but in any event within forty-five (45) days after the end of each quarter, a Borrower prepared Consolidated balance sheet, Consolidated income statement and Consolidated cash flow statement covering each Loan Party’s operations during such period, certified by Borrower’s president, treasurer or chief financial officer (each, a “Responsible Officer”); (b) as soon as available, but in any event within one hundred eighty (180) days after the end of Borrower’s fiscal year, audited Consolidated financial statements of each Loan Party prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of PricewaterhouseCoopers or another nationally recognized or other independent public accounting firm reasonably acceptable to Lender; (c) as soon as available, but in any event within forty-five (45) days after the end of Borrower’s fiscal year, each Loan Party’s operating budget and plan for the next fiscal year; and (d) such other financial information as Lender may reasonably request from time to time. In addition, each Loan Party shall deliver to Lender (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by such Loan Party to its security holders and (B) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against such Loan Party or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving such Loan Party or any Subsidiary is commenced that is reasonably expected to result in damages or costs to any Loan Party or Loan Parties in the aggregate of Fifty Thousand Dollars ($50,000) or more. From and after such time as any Loan Party becomes a publicly reporting company, promptly as they are available and in any event: (i) at the time of filing of such Loan Party’s Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of such Loan Party, the financial statements of such Loan Party filed with such Form 10-K; and (ii) at the time of filing of such Loan Party’s Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of such Loan Party, the Consolidated financial statements of such Loan Party filed with such Form 10-Q. Notwithstanding anything to the contrary contained herein, the filing of any such financial statements, reports or other information required by this Section 6.3 with the Securities and Exchange Commission shall be deemed to have satisfied any delivery requirements of this Section 6.3.

6.4 Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, Borrower shall deliver to Lender an Officer’s Certificate signed by a Responsible Officer in the form of, and certifying to the matters set forth in Exhibit E hereto.

6.5 Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower shall provide Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which each Loan Party proposes to take with respect thereto.

6.6 Taxes. Each Loan Party shall make, and cause each Subsidiary to make, due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and will execute and deliver to Collateral Agent and Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and each Loan Party will make, and cause each Subsidiary to make, timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Collateral Agent and Lender with proof satisfactory to Lender indicating that each Loan Party and each Subsidiary has made such payments or deposits; provided that no Loan Party shall be required to make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to any Loan Party or Loan Parties in the aggregate, and that a Loan Party has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of such Loan Party). In addition, no Loan Party shall change, and shall not permit any Subsidiary to change, its respective jurisdiction of residence for taxation purposes.

6.7 Use; Maintenance. Each Loan Party shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. No Loan Party shall permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Collateral Agent and Lender. No Loan Party shall permit any such material item of Collateral to be operated or maintained in violation of any applicable material law, statute, rule or regulation. With respect to items of material leased equipment (to the extent Collateral Agent and Lender have any security interest in any residual Loan Party’s interest in such equipment under the lease), unless otherwise permitted hereby, each Loan Party shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

6.8 Insurance. Each Loan Party shall keep its business and the Collateral insured for risks and in amounts standard for companies in such Loan Party’s industry and location, and as Collateral Agent or Lender may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lender. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent and Lender as an additional loss payee and all liability policies shall show Collateral Agent and Lender as an additional insured and all policies shall provide that the insurer must give Collateral Agent at least thirty (30) days’ notice before canceling its policy. At Collateral Agent’s or Lender’s request, each Loan Party shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Collateral Agent’s or Lender’s option, be payable to Collateral Agent, for the benefit of Lender, or to Lender on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing and the Lender has not elected to exercise its remedies in accordance with the terms hereof, each Loan Party shall have the option of applying the proceeds of any property policy, toward the replacement or repair of destroyed or damaged property; provided that (a) any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent and Lender have been granted a first priority security interest and (b) after the occurrence and during the continuation of an Event of Default all proceeds payable under such property policy shall, at the option of Collateral Agent or Lender, be payable to Collateral Agent, for the benefit of Lender, or to Lender on account of the Obligations (other than contingent indemnification obligations not then due and owing). If any Loan Party fails to obtain insurance as required under Section 6.8 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent, Collateral Agent or Lender may make all or part of such payment or obtain such insurance policies required in Section 6.8, and take any action under the policies Collateral Agent or Lender deems prudent. On or prior to the first Funding Date and prior to each policy renewal, each Loan Party shall furnish to Collateral Agent certificates of insurance or other evidence satisfactory to Collateral Agent that insurance complying with all of the above requirements is in effect.

6.9 Further Assurances. At any time, and from time to time, in accordance with the terms and conditions of the Loan Documents, each Loan Party shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent or Lender to make effective the purposes of this Agreement, including the continued perfection and priority of Collateral Agent’s and Lender’s security interest in the Collateral.

6.10 Subsidiaries. Subject to the immediately succeeding sentence, each Loan Party, upon Lender’s or Collateral Agent’s reasonable request, shall cause any Subsidiary to provide Lender and Collateral Agent with a guaranty of the Obligations (other than contingent indemnification obligations not then due and owing) and a security interest in such Subsidiary’s assets to secure such guaranty. Notwithstanding the foregoing, Loan Parties, on or prior to the date that is ninety (90) days after the date of this Agreement (or in the case of Sperovie Biosciences Inc., SBP Securities Corporation, and F-Star Therapeutics LLC, on or prior to December 31, 2021), shall provide Lender with evidence reasonably satisfactory to Lender that Loan Party have caused each of the subsidiaries of F-Star Therapeutics Ltd in existence as of the date of this agreement (including, without limitation, F-star GmbH, F-star Alpha Ltd., F-star Beta Ltd., F-star Biotech Ltd and F-star Therapeutics LLC) to either (i) be dissolved or otherwise have their operations wound up and all of each such entity’s assets transferred to a Loan Party, (ii) merged with or into a Loan Party with such Loan Party being the surviving entity to such transaction, or (iii) become a party to this Agreement and each other Loan Document, as applicable, as a Loan Party.

6.11 Keeping of Books. Each Loan Party shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and its Subsidiaries in accordance with GAAP.

6.12 Access. If an Event of Default is continuing, each Loan Party shall, and the Borrower shall ensure that each Loan Party will, permit the Lender and/or the Collateral Agent and/or accountants or other professional advisers and contractors of the Lender or Collateral Agent free access, subject to the terms of any lease, at all reasonable times during normal working hours and on reasonable notice at the risk and cost of the Loan Parties to (a) the premises, assets, books, accounts and records of each Loan Party and (b) meet and discuss matters pertaining to the Loan Parties, with senior management, in each case, to the extent reasonably necessary to protect Collateral Agent and Lender’s interest.

7. Negative Covenants. Each Loan Party, until the full and complete payment of the Obligations (other than contingent indemnification obligations not then due and owing), covenants and agrees that no Loan Party shall:

7.1 Chief Executive Office. Change its name, jurisdiction of incorporation, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without thirty (30) days prior written notice to Collateral Agent.

7.2 Collateral Control. Subject to its rights under Sections 4.4 and 7.4, remove any items of Collateral from Loan Parties’ facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule.

7.3 Liens. Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property, or assign or convey any right to receive income, including the sale of any accounts except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s and Lender’s Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the benefit of Lender, or Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any Loan Party’s or any Subsidiary’s Intellectual Property, except (a) as otherwise permitted in Section 7.4 hereof or (b) as permitted in the definition of “Permitted Liens” herein.

7.4 Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of, or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for: (a) Transfers of inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete equipment made in the ordinary course of business; (c) Transfers permitted under subclause (e) of the definition of Permitted Liens and other transfers in connection with collaboration agreements or similar agreements permitted pursuant to the terms of this Agreement; (d) decisions regarding the registration of any of its Intellectual Property, including without limitation, any decisions regarding application, prosecution, abandonment, or cancellation of any such Intellectual Property, and (e) any other Transfers in an amount not to exceed $100,000.00 per fiscal year of the Borrower.

7.5 Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year of the Borrower); (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, (A) any Subsidiary may pay dividends solely to a Loan Party or another wholly-owned Subsidiary and (B) any Loan Party may pay dividends payable solely in such Loan Party’s common stock.

7.6 Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock or assets of another Person, other than in connection with any Permitted Investment or as otherwise required hereunder; provided that (a) any Subsidiary may merge into another Subsidiary and (b) any Subsidiary or other Loan Party may merge into any Loan Party so long as such Loan Party is the surviving entity.

7.7 Change in Business or Ownership. Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by any Loan Party or such Subsidiary, as applicable, or reasonably related thereto or have a material change in any Loan Party’s ownership greater than fifty percent (50%) other than (a) by the sale by a Loan Party of such Loan Party’s Equity Securities in a public offering or (b) to venture capital investors so long as Borrower identifies to Lender and Collateral Agent the venture capital investors prior to the execution of a definitive agreement relating to such change of ownership and any such venture capital investors that purchase or otherwise acquire twenty-five percent (25%) or more of the ownership of such Loan Party in one or a series of transactions have cleared Lender’s “know your customer” checks.

7.8 Transactions With Affiliates; Creation of Subsidiaries. (a) Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to each Loan Party or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of any Loan Party, or as otherwise permitted hereunder or (b) create a Subsidiary without providing at least 10 Business Days advance notice thereof to Lender and, if requested by Lender in accordance with Section 6.10, any such Subsidiary guarantees the Obligations (other than contingent indemnification obligations not then due and owing) and grants a security interest in its assets to secure such guaranty, in each case on terms reasonably satisfactory to Collateral Agent and Lender.

7.9 Indebtedness Payments. Unless not otherwise restricted from being paid pursuant to the terms of this Agreement, (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement, or under any revolving credit agreement constituting Permitted Indebtedness under clause (d) of the definition of Permitted Indebtedness) or lease obligations, (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders.

7.10 Indebtedness. Create, incur, assume or permit, or permit any Subsidiary to create, incur, or permit to exist, any Indebtedness except Permitted Indebtedness.

7.11 Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.

7.12 Compliance. (a) Become, or permit any Subsidiary to become, an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (b) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (c) (i) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), permit, or (ii) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have Material Adverse Effect.

7.13 Maintenance of Accounts. (a) Subject to the term and limitations hereof, maintain any deposit account or securities account except Excluded Accounts with respect to which Collateral Agent and Lender have obtained a perfected security interest in such accounts through one or more Account Control Agreements or (b) grant or allow any other Person (other than Collateral Agent or Lender) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent, Lender or the lender providing Borrower with Indebtedness permitted under subsection (d) of the definition of Permitted Indebtedness) accomplishing perfection via control as to, any of its deposit accounts or securities accounts, in each case, other than Permitted Liens.

7.14 Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien of any kind upon any Intellectual Property, or Transfer any Intellectual Property, whether now owned or hereafter acquired, other than non-exclusive licenses of Intellectual Property entered into in the ordinary course of business in each case, other than Permitted Liens or otherwise permitted pursuant to this Agreement.

8. Events of Default. Any one or more of the following events shall constitute an “Event of Default” by Loan Parties under this Agreement:

8.1 Failure to Pay. If any Loan Party fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) any Scheduled Payment on the relevant Payment Date or on the relevant Maturity Date; or (b) any other portion of the Obligations (other than contingent indemnification obligations not then due and owing) within five (5) days after receipt of written notice from Lender that such payment is due.

8.2 Certain Covenant Defaults. If any Loan Party fails to perform any obligation arising under Sections 6.5, 6.8, or 6.10, or violates any of the covenants contained in Section 7 of this Agreement.

8.3 Other Covenant Defaults. If any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.14) or in any of the other Loan Documents and such Loan Party has failed to cure such default within thirty (30) days following the occurrence of such default. During this thirty (30) day period, the failure to cure the default is not an Event of Default (but no Loan will be made during the cure period).

8.4 Material Adverse Change. If there occurs a material adverse change in the Loan Parties’ business in the aggregate, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Collateral Agent or Lender or a material impairment of the value or priority of Collateral Agent’s and Lender’s security interest in the Collateral.

8.5 Intentionally Omitted.

8.6 Seizure of Assets, Etc. (a) If any material portion of any Loan Party’s or any Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within forty five (45) days, (b) if any Loan Party or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Loan Party’s or any Subsidiary’s assets or (d) if a notice of lien, levy, or assessment is filed of record with respect to any Loan Party’s or any Subsidiary’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within forty five (45) days after any Loan Party receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by any Loan Party.

8.7 Service of Process. (a) The service of process upon Collateral Agent or Lender seeking to attach by a trustee or other process any funds of any Loan Party on deposit or otherwise held by Collateral Agent or Lender, (b) the delivery upon Collateral Agent or Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of any Loan Party on deposit or otherwise held by Collateral Agent or Lender or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining any Loan Party’s deposit accounts or accounts holding securities by any Person (other than Collateral Agent or Lender) seeking to foreclose or attach any such accounts or securities.

8.8 Default on Indebtedness. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness of any Loan Party or any Subsidiary at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of Two Hundred Thousand Dollars ($200,000) or a default shall exist under any financing agreement with a Lender or any Lender’s Affiliates.

8.9 Judgments. If a judgment or judgments for the payment of money (not covered by insurance or otherwise subject to indemnification by a Person that is not an Affiliate of a Loan Party) in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against any Loan Party or Loan Parties in the aggregate, or any Subsidiary and shall remain unsatisfied and unstayed for a period of forty five (45) days or more.

8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Collateral Agent or Lender by any Loan Party or any officer, employee, agent, or director of any Loan Party.

8.11 Breach of Warrant. If Borrower shall breach any material term of any Warrant.

8.12 Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or any Loan Party shall assert that any Loan Document is not, a legal, valid and binding obligation of any Loan Party enforceable in accordance with its terms, in each case, other than as a result of any action or inaction of the Lender or Collateral Agent.

8.13 Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of any Loan Party or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of any Loan Party or any Subsidiary or for any substantial part of its Property or (iii) for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty five(45) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.

8.14 Voluntary Insolvency Proceeding. If any Loan Party or any Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of any Loan Party or any Subsidiary or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts as they become due or (f) take any corporate action in furtherance of any of the foregoing.

8.15 Insolvency.

(a)	If a Loan Party is unable to pay their debts as they fall due, or any Loan Party admits in writing, its inability to pay its debts as they fall due;

(b)	If a Loan Party is unable (or are declared to, be unable to) pay their debts as they come due under applicable law;

(c)

The fair saleable value of the assets of the Loan Parties (including goodwill minus disposition costs) are less than the value of their liabilities (taking into account contingent and prospective liabilities); or

(d)	If a Loan Party otherwise ceases to be Solvent.

9. Lender’s Rights and Remedies.

9.1 Rights and Remedies. Upon the occurrence of any Default or Event of Default that has not been waived by Lender, Lender shall not have any further obligation to advance money or extend credit to or for the benefit of any Loan Party. In addition, upon the occurrence of an Event of Default that has not been waived by Lender, Collateral Agent and Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Collateral Agent, on behalf of Lender, or Lender (acting alone) may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by each Loan Party:

(a) Acceleration of Obligations. Declare all Obligations (other than contingent indemnification obligations not then due and owing), whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) any accrued and unpaid interest, (ii) the amounts which would have otherwise come due under Section 2.3(b)(ii) if the Loans had been voluntarily prepaid, (iii) the unpaid principal balance of the Loans and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.13 or 8.14 all Obligations (other than contingent indemnification obligations not then due and owing) shall become immediately due and payable without any action by Collateral Agent or Lender);

(b) Protection of Collateral. Make such payments and do such acts as Collateral Agent or Lender considers necessary or reasonable to protect Collateral Agent’s and Lender’s security interest in the Collateral. Borrower agrees to assemble the Collateral if Collateral Agent or Lender so requires and to make the Collateral available to Collateral Agent or Lender as Collateral Agent or Lender may designate. Borrower authorizes Collateral Agent, Lender and their designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s or Lender’s determination appears or is claimed to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Collateral Agent and Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s and Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(c) Preparation of Collateral for Sale. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent, Lender and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by any Borrower or in which Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Collateral Agent’s or Lender’s exercise of its remedies hereunder;

(d) Sale of Collateral. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any of Borrower’s premises) as Collateral Agent or Lender determines are commercially reasonable; and

(e) Purchase of Collateral. Credit bid and purchase all or any portion of the Collateral at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Loan Parties.

9.2 Set Off Right. Collateral Agent and Lender may set off and apply to the Obligations (other than contingent indemnification obligations not then due and owing) any and all Indebtedness at any time owing to or for the credit or the account of any Loan Party or any other assets of any Loan Party in Collateral Agent’s or Lender’s possession or control.

9.3 Effect of Sale. Upon the occurrence of an Event of Default that has not been waived by Lender, to the extent permitted by law, each Loan Party covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of such Loan Party, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Collateral Agent or Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of each Loan Party in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against each Loan Party, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through such Loan Party, its successors or assigns.

9.4 Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lender (which appointment is coupled with an interest) the true and lawful attorney in fact of Borrower, with full power of substitution and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect or to continue the perfection of Collateral Agent’s and Lender’s security interests in the Collateral. Borrower does hereby irrevocably appoint Collateral Agent, on behalf of Lender (which appointment is coupled with an interest) on the occurrence of an Event of Default that has not been waived by Lender, the true and lawful attorney in fact of Borrower, with full power of substitution and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Collateral Agent or Lender were Borrower itself; (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s or Lender’s possession or under Collateral Agent’s or Lender’s control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Collateral Agent’s or Lender’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Collateral Agent or Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent and Lender in and to the Collateral; (e) endorse Borrower’s name on any checks or other forms of payment or security; (f) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under Borrower’s insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Collateral Agent or Lender determines reasonable; (i) transfer the Collateral into the name of Collateral Agent, Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though Collateral Agent or Lender were the outright owner of the Collateral.

9.5 Lender’s Expenses. If any Loan Party fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Collateral Agent or Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Collateral Agent or Lender deems prudent. Any amounts paid or deposited by Collateral Agent or Lender shall constitute Lender’s Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Collateral Agent or Lender shall not constitute an agreement by Collateral Agent or Lender to make similar payments in the future or a waiver by Collateral Agent or Lender of any Event of Default under this Agreement. Loan Parties shall pay all reasonable fees and expenses, including Lender’s Expenses, incurred by Collateral Agent or Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

9.6 Remedies Cumulative; Independent Nature of Lender’s Rights. Collateral Agent’s and Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Collateral Agent and Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No failure on the part of Collateral Agent or Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right. The Obligations (other than contingent indemnification obligations not then due and owing) of each Loan Party to Lender or Collateral Agent may be enforced by Lender or Collateral Agent against any Loan Party in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for Collateral Agent or Lender, as applicable, to be joined as an additional party in any proceeding to enforce such Obligations (other than contingent indemnification obligations not then due and owing).

9.7 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent or Lender, at the time of or received by Collateral Agent or Lender after the occurrence of an Event of Default hereunder that has not been waived by Lender) shall be paid to and applied as follows:

(a) First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent or Lender, including Lender’s Expenses;

(b) Second, to the payment to Lender of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Section 2.3(b)(ii), if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations (other than contingent indemnification obligations not then due and owing) with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably, second, to the amounts which would have otherwise come due under Section 2.3(b)(ii) ratably, if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably, and fourth, to the ratable payment of other amounts then payable to Lender under any of the Loan Documents); and

(c) Third, to the payment of the surplus, if any, to the Loan Parties, their successors and assigns or to the Person lawfully entitled to receive the same.

9.8 Reinstatement of Rights. If Collateral Agent or Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Collateral Agent and Lender shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

10. Waivers; Indemnification.

10.1 Demand; Protest. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent or Lender on which any Loan Party may in any way be liable.

10.2 Lender’s Liability for Collateral. So long as Collateral Agent and Lender comply with their obligations, if any, under the Code, neither Collateral Agent nor Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Collateral Agent’s or Lender’s gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Loan Parties.

10.3 Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

(a) General Indemnity. Subject to the terms and limitations contained herein, each Loan Party agrees upon demand to pay or reimburse Collateral Agent and Lender for all reasonable and documented liabilities, obligations and out-of-pocket expenses, including Lender’s Expenses and reasonable and documented fees and expenses of counsel for Collateral Agent and Lender from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any “work-out” in connection with the Loan Documents. Each Loan Party shall indemnify, reimburse and hold Collateral Agent, Lender, and each of their respective successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all reasonable and documented costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to any Loan Party’s property), or bodily injury to or death of any person (including any agent or employee of any Loan Party) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of any Loan Party or any Loan Party’s failure to comply with the terms of this Agreement or any other Loan Document. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by any Loan Party, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, no Loan Party shall be required to indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a result of such Indemnified Person’s bad faith, gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Collateral Agent’s or Lender’s written demand, Borrower shall assume and diligently conduct, at their sole cost and expense, the entire defense of Collateral Agent and Lender, each of their members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 10.3(a). No Loan Party shall settle or compromise any Claim against or involving Collateral Agent or Lender without first obtaining Collateral Agent’s or Lender’s written consent thereto, which consent shall not be unreasonably withheld.

(b) Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH PARTY HERETO AGREES THAT IT SHALL NOT SEEK FROM ANY OTHER PARTY HERETO UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(c) Survival; Defense. The obligations in this Section 10.3 shall survive payment of all other Obligations (other than contingent indemnification obligations not then due and owing) pursuant to Section 12.8. At the election of any Indemnified Person in its reasonable discretion, Borrower shall defend such Indemnified Person using legal counsel reasonably satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:	F-Star Therapeutics, Inc. 245 First St., Riverview II, 18th Floor Cambridge, MA 02142

With a copy, not constituting notice, to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 Attn: Joseph Price Email: JWPrice@mintz.com

If to Horizon:	Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 Attention: Legal Department Fax: (860) 676-8655 Ph: (860) 676-8654

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12. General Provisions.

12.1 Successors and Assigns; Register. This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, unless otherwise permitted hereunder, neither this Agreement nor any rights hereunder may be assigned by any Loan Party without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right, without the consent of any Loan Party but upon notifying the Loan Parties, to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder. Collateral Agent and Lender may disclose the Loan Documents and any other financial or other information relating to any Loan Party to any potential participant or assignee of any of the Loans; provided that such participant or assignee agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information. Lender (acting for these purposes as a non-fiduciary agent of Borrower) shall maintain a register (the “Register”) on which Lender will record the name and address of each Lender and participant and the principal amounts (and stated interest) of each Lender or participant’s interest in the Loans or other obligations under the Loan Documents. No such sale, assignment or other transfer shall be effective until recorded on the Register. At the assigning Lender’s option, concurrently with the delivery of a written agreement pursuant to which an interest of such Lender in the Loan was assigned to such assignee, the assigning Lender shall surrender its Note evidencing the portion of the Loan corresponding to the interest so transferred and Borrower shall deliver one or more new promissory notes in substantially the same form as the Note and the same aggregate principal amount issued to the assigning Lender and/or the assignee. The Loan, the Notes and any other obligations issued under the Loan Documents are intended to be treated as issued and maintained in “registered form” within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and the provisions of this Agreement shall be construed in a manner that is most consistent with such intent.

12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.4 Entire Agreement; Construction; Amendments and Waivers.

(a) Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement among each Loan Party, Collateral Agent and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Each Loan Party acknowledges that it is not relying on any representation or agreement made by Collateral Agent, Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

(b) Construction. This Agreement is the result of negotiations between and has been reviewed by each Loan Party, Collateral Agent and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against any Loan Party, Collateral Agent or Lender. Each Loan Party, Collateral Agent and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish any Loan Party’s, Collateral Agent’s or Lender’s actual intentions.

(c) Amendments and Waivers. Any and all discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender and each Loan Party; provided that no such discharge, waiver or consent affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent and each Loan Party. Any and all amendments and modifications of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender and each Loan Party; provided that no such amendment or modification affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent and each Loan Party. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section 12.4 shall be binding upon Collateral Agent, Lender and on each Loan Party.

12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by any Loan Party shall be deemed to be material to and to have been relied upon by Collateral Agent and Lender, notwithstanding any investigation by Collateral Agent or Lender.

12.6 No Set-Offs by any Loan Party. All sums payable by any Loan Party pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than contingent indemnification obligations not then due and owing) or commitment to fund remain outstanding. The obligations of each Loan Party to indemnify Collateral Agent and Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Collateral Agent or Lender have run.

13. Relationship of Parties. Each Loan Party and Lender acknowledges, understands and agrees that the relationship between each Loan Party, on the one hand, and Lender, on the other, is, and at all times shall remain solely that of a borrower or guarantor, as applicable, and lender. Lender shall not, under any circumstances, be construed to be a partner or a joint venturer of any Loan Party or any of its Affiliates; nor shall Lender, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Loan Party or any of its Affiliates, or to owe any fiduciary duty or any other duty to any Loan Party or any of its Affiliates. Neither Collateral Agent nor Lender undertakes or assumes any responsibility or duty to any Loan Party or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any Loan Party or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Collateral Agent or Lender or the operations of any Loan Party or any of its Affiliates. Each Loan Party and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Collateral Agent or Lender in connection with such matters is solely for the protection of Collateral Agent and Lender and no Loan Party nor any Affiliate is entitled to rely thereon.

14. Confidentiality. All information (other than periodic reports filed by any Loan Party with the Securities and Exchange Commission or similar governmental body pursuant to local requirements) disclosed by any Loan Party to Collateral Agent or Lender in writing or through inspection pursuant to this Agreement that is marked confidential shall be considered confidential. Collateral Agent and Lender agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as Collateral Agent and Lender each uses with its own confidential information, but in any event no less than a reasonable degree of care. Neither Collateral Agent nor Lender shall disclose such information to any third party (other than (a) to another party hereto, (b) to Collateral Agent’s or Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors, (c) to Collateral Agent’s or Lender’s subsidiaries and affiliates, (d) on a confidential basis, to any rating agency, (e) to prospective transferees and purchasers of the Loans or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations (other than contingent indemnification obligations not then due and owing), any Loan Party, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein or (f) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in a Loan Party and the exercise of Collateral Agent’s or Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by any Loan Party under this Agreement, (ii) becomes known to the public through no fault of Collateral Agent or Lender, (iii) is disclosed to Collateral Agent or Lender on a non-confidential basis by a third party or (iv) is independently developed by Collateral Agent or Lender. Notwithstanding the foregoing, Collateral Agent’s and Lender’s agreement of confidentiality shall not apply if Collateral Agent or Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Collateral Agent’s or Lender’s rights and remedies under this Agreement following an Event of Default, including the enforcement of Collateral Agent’s and Lender’s security interest in the Collateral.

15. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT. EACH LOAN PARTY, COLLATERAL AGENT AND LENDER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT. EACH LOAN PARTY, COLLATERAL AGENT AND LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

16. Cross-Guaranty of Loan Parties.

16.1 Cross-Guaranty. Each Loan Party hereby agrees that such Loan Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations (other than contingent indemnification obligations not then due and owing) owed or hereafter owing to Lender by each other Loan Party. Each Loan Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 16 shall not be discharged until payment and performance, in full, of the Obligations (other than contingent indemnification obligations not then due and owing) has occurred, and that its obligations under this Section 16 shall be absolute and unconditional, irrespective of, and unaffected by:

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Loan Party is or may become a party;

(b) the absence of any action to enforce this Agreement (including this Section 16) or any other Loan Document, or the waiver or consent by Lender with respect to any of the provisions hereof or thereof;

(c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations (other than contingent indemnification obligations not then due and owing) or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

(d) the insolvency of any Loan Party or any other Person; or

(e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Loan Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations (other than contingent indemnification obligations not then due and owing) guaranteed hereunder.

16.2 Waivers by Loan Parties. Each Loan Party expressly waives all rights it may have now or in the future under any statute, at common law, at law, in equity or otherwise, to compel Lender to marshal assets or to proceed in respect of the Obligations (other than contingent indemnification obligations not then due and owing) guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Obligations (other than contingent indemnification obligations not then due and owing) before proceeding against, or as a condition to proceeding against, such Loan Party. Each Loan Party and the Lender agrees that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 16 and such waivers, Lender would decline to enter into this Agreement.

16.3 Benefit of Guaranty. Each Loan Party agrees that the provisions of this Section 16 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Loan Party and the Lender, the obligations of such other Loan Party under the Loan Documents.

16.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 16.7, each Loan Party hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations (other than contingent indemnification obligations not then due and owing) are indefeasibly paid in full in cash. Each Loan Party acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Loan Party’s liability hereunder or the enforceability of this Section 16, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 16.

16.5 Election of Remedies. If Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 16. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies (including, without limitation, its right to enter a deficiency judgment against any Loan Party or any other Person), whether because of any applicable laws pertaining to “election of remedies” or the like, each Loan Party hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation that each Loan Party might otherwise have had but for such action by Lender. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Loan Party shall not impair any other Loan Party’s obligation to pay the full amount of the Obligations (other than contingent indemnification obligations not then due and owing). In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations (other than contingent indemnification obligations not then due and owing) and the amount of such bid need not be paid by Lender but shall be credited against the Obligations (other than contingent indemnification obligations not then due and owing). The amount of the successful bid at any such sale, whether a Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations (other than contingent indemnification obligations not then due and owing) shall be conclusively deemed to be the amount of the Obligations (other than contingent indemnification obligations not then due and owing) guaranteed under this Section 16, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

16.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Loan Party’s liability under this Section 16 (which liability is in any event in addition to amounts for which such Loan Party is primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the lesser of:

(a) the net amount of all Loans advanced to any other Loan Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party; and

(b) the amount that could be claimed by Lender from such Loan Party under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Loan Party’s right of contribution and indemnification from each other Loan Party under Section 16.7.

16.7 Contribution with Respect to Guaranty Obligations.

(a) To the extent that any Loan Party shall make a payment under this Section 16 of all or any of the Obligations (other than Loans made to such Loan Party for which it is primarily liable and other than contingent indemnification obligations not then due and owing) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Party, exceeds the amount that such Loan Party would otherwise have paid if each Loan Party had paid the aggregate Obligations (other than contingent indemnification obligations not then due and owing) satisfied by such Guarantor Payment in the same proportion that such Loan Party’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Parties as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations (other than contingent indemnification obligations not then due and owing) and termination of the commitments to lend hereunder, such Loan Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Loan Party shall be equal to the maximum amount of the claim that could then be recovered from such Loan Party under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 16.7 is intended only to define the relative rights of Loan Parties and nothing set forth in this Section 16.7 is intended to or shall impair the obligations of Loan Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 16.7 shall limit the liability of any Loan Party to pay the Loans made directly or indirectly to such Loan Party and accrued interest, fees and expenses with respect thereto for which such Loan Party shall be primarily liable.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Party to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Loan Party against other Loan Parties under this Section 16 shall be exercisable upon the full and indefeasible payment of the Obligations (other than contingent indemnification obligations not then due and owing) and the termination of the commitments to lend hereunder.

16.8 Liability Cumulative. The liability of Loan Parties under this Section 16 is in addition to and shall be cumulative with all liabilities of each Loan Party to the Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any Obligations (other than contingent indemnification obligations not then due and owing) or obligation of the other Loan Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

F-STAR THERAPEUTICS, INC.

By: ______________________________

Name:

Title:

GUARANTOR:

F-STAR THERAPEUTICS LIMITED executed by _________________, a director, by way of DEED in the presence of a witness

By: ___________________

Witness: _________________

Witness Name: __________________

Witness Address: __________________

LENDER and COLLATERAL AGENT:

HORIZON TECHNOLOGY FINANCE CORPORATION

By: ______________________________

Name: Robert D. Pomeroy, Jr.

Title: Chief Executive Officer

[SIGNATURE PAGE TO VENTURE LOAN AND SECURITY AGREEMENT]

LIST OF EXHIBITS AND SCHEDULES

Exhibit A     Disclosure Schedule

Exhibit B     Funding Certificate

Exhibit C     Form of Note

Exhibit D     Form of Legal Opinion

Exhibit E     Form of Officer’s Certificate

EXHIBIT A

DISCLOSURE SCHEDULE

[Provided separately – to be inserted upon completion]

EXHIBIT B

FUNDING CERTIFICATE

The undersigned, being the duly elected and acting                  of F-STAR THERAPEUTICS, INC., a Delaware corporation (“Borrower”), does hereby certify, solely in my capacity as an officer of Borrower and not in an individual capacity, to HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon” or “Lender”) in connection with that certain Venture Loan and Security Agreement dated as of [_], 202[_] by and among Borrower, the other Loan Parties thereto, Lender and Horizon as Collateral Agent (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by each Loan Party in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct as of the date hereof.

2. No event or condition has occurred that would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document.

3. Each Loan Party is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied.

5. No material adverse change in the management, results of operations, or financial condition Loan Parties’ business, in the aggregate, or a material impairment of the value or priority of Collateral Agent’s and Lender’s security interest in the Collateral.

6. The proceeds for Loan A and Loan B shall be disbursed as follows:

Disbursement from Horizon:
Loan Amount	$
Less:
Legal Fees	$
Balance of Commitment Fee	$
Net Proceeds due from Horizon:	$

7. The aggregate net proceeds of Loans A and B in the amount of $_________________ shall be transferred by Lender to Borrower’s account as follows:

Account Name:

Bank Name:

Bank Address:

Attention:

Telephone:

Account Number:

ABA Number:

Dated: [_], 2021

BORROWER:

F-STAR THERAPEUTICS, INC.

By: __________________________

Name: ________________________

Title: _________________________

[Signature page to Funding Certificate]

EXHIBIT C

SECURED PROMISSORY NOTE

(Loan [A/B/C/D])

$____________________                                                                                                                                                        Dated: [_______, 20__]

FOR VALUE RECEIVED, the undersigned, F-STAR THERAPEUTICS, INC., a [Delaware] corporation (“Borrower”) HEREBY PROMISES TO PAY to HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation (“Lender”) the principal amount of ____________ Dollars ($__________) or such lesser amount as shall equal the outstanding principal balance of Loan [_] (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month. Commencing [_], 202[_], through and including [_], 202[_], on the first day of each month (each an “Initial Interest Payment Date”) Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on [_], 202[_], and continuing on the first day of each month thereafter (each an “Initial Principal and Interest Payment Date”), Borrower shall make to Lender twenty-four (24) equal payments of principal in the amount of [______________] plus accrued interest on the then outstanding principal amount due hereunder. On the earliest to occur of (i) [_], 202[_], (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Borrower shall make a payment of [___________] and 00/100 Dollars ($[_______]) to Lender (the “Final Payment”). If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on [_], 202[_].

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement dated as of [___] (the “Loan Agreement”), among Loan Parties, Lender and Lender as Collateral Agent. The Loan Agreement, among other things, (a) provides for the making of secured Loans to the Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce Borrower’s obligations hereunder not performed when due, in each case, to the extent required by the Loan Agreement.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of Connecticut. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of Connecticut.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:
F-STAR THERAPEUTICS, INC.

By: ______________________________
Name:
Title:

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE (LOAN A/B/C/D)]

EXHIBIT D

ITEMS TO BE COVERED BY OPINION OF EACH LOAN PARTY’S COUNSEL

1. Such Loan Party is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified and authorized to do business in each state or jurisdiction in which it does business.

2. Such Loan Party has the full corporate power, authority and legal right, and has obtained all necessary approvals, consents and given all notices to execute and deliver the Loan Documents and perform the terms thereof.

3. The Loan Documents have been duly authorized, executed and delivered by such Loan Party and constitute valid, legal and binding agreements, and are enforceable in accordance with their terms and that any filings and consents have been recorded or registered.

4. To our knowledge, there is no action, suit, audit, investigation, proceeding or patent claim pending or threatened against such Loan Party in any court or before any governmental commission, agency, board or authority which might have a Material Adverse Effect.

5. The Shares (as defined in the Warrant) issuable pursuant to exercise or conversion of the Warrant have been duly authorized and reserved for issuance by Borrower and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

6. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved and, when issued in accordance with the terms of Borrower’s Certificate of Incorporation, as amended, will be validly issued, fully paid and nonassessable.

7. The execution and delivery of the Loan Documents are not, and the issuance of the Shares upon exercise of the Warrant in accordance with the terms thereof will not be, inconsistent with such Loan Party’s Certificate of Incorporation, as amended, or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to such Loan Party, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which such Loan Party is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

TO:	HORIZON TECHNOLOGY FINANCE CORPORATION, as Lender
FROM:	F-STAR THERAPEUTICS, INC., as Borrower

The undersigned authorized officer (“Officer”) of F-STAR THERAPEUTICS, INC. on behalf of itself and all other Loan Parties under and as defined in the Loan Agreement (as defined herein below) (individually and collectively, jointly and severally, “Loan Parties”), hereby certifies, solely in my capacity as an officer of Borrower and not in an individual capacity, that in accordance with the terms and conditions of the Venture Loan and Security Agreement dated as of [_________] by and among Loan Parties, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Loan Parties are in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Loan Parties stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Loan Parties, and each of Loan Parties’ Subsidiaries, have timely filed all required tax returns and reports, Loan Party, and each of Loan Parties’ Subsidiaries, have timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Loan Party, or Subsidiary, in each case, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Officer’s Certificate by circling Yes, No, or N/A under “Complies” column.

Reporting Covenant		Requirement	Actual	Complies
1)	Financial statements	Quarterly within 45 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 180 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 45 days of the FYE), and when revised		Yes	No	N/A

4)	A/R & A/P agings	Quarterly within 45 days		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A

6)	Officer’s Certificate	Quarterly within 45 days		Yes	No	N/A

7)	IP Report	When required due to new IP filings		Yes	No	N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period	$___________________

9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period	$___________________

Deposit and Securities Accounts: (Please list all accounts; attach separate sheet if additional space needed)

Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)		Yes	No	Yes	No

2)		Yes	No	Yes	No

3)		Yes	No	Yes	No

4)		Yes	No	Yes	No

Other Matters

If the response to any of the below is “Yes”, please provide an explanation of the circumstances giving rise to such “Yes” response on an attachment hereto.

1)	Have there been any changes in senior management since the last Officer’s Certificate?	Yes	No

2)	Has there been any transfers/sales/disposals/retirement or relocation of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Fifty Thousand Dollars ($50,000.00)?	Yes	No

4)	Has any IP been abandoned, forfeited or dedicated to the public since the last Officer’s Certificate?	Yes	No

5)	Has any Default or Event of Default occurred since the last Officer’s Certificate?	Yes	No

6)	Has any direct or indirect Subsidiary been formed since the last Officer’s Certificate?	Yes	No

7)	Has any piece of a Loan Party’s property been subject to a Lien (other than the lien of Lender pursuant to the Loan Agreement) since the date of the last Officer’s Certificate?	Yes	No

8)	Has any Loan Party or any Subsidiary incurred any Indebtedness since the date of the last Officer’s Certificate?	Yes	No

9)	Has Loan Party or any Subsidiary made any Investment since the date of the last Officer’s Certificate?	Yes	No

Exceptions: Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

F-STAR THERAPEUTICS, INC., on behalf of itself and all other Loan Parties

By _____________________

Name: ___________________

Title: ___________________

Date: ___________________